UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2011

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	15 Skyline Drive, Hawthorne, NY	10532
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This 8-K/A is being filed to amend and restate an 8-K previously filed on the date hereof by Acorda Therapeutics, Inc. (“Acorda”) solely to add information in Item 2.02 below regarding the use of non-GAAP financial measures.

Item 2.02 Results of Operations and Financial Condition

On February 17, 2011, Acorda issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2010.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item 2.02.

The press release announcing Acorda’s fourth quarter and full year financial results contains projections of Acorda’s sales, general, and administrative expenses, and of its research and development expenses, for the year ending December 31, 2011, in both cases excluding share-based compensation charges.  These projected amounts are non-GAAP financial measures.  Non-GAAP financial measures are financial measures that exclude amounts, or which are subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated in accordance with generally accepted accounting principles, or GAAP.  Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP.  However, we believe the presentation of these non-GAAP financial measures provides useful information to investors because they exclude non-cash charges that are substantially dependent on future changes in the market price of our common stock.  Therefore, we believe that the use of these non-GAAP financial measures provides investors with a meaningful understanding of our projected operating performance.  We have not provided corresponding forward-looking GAAP financial measures.  Such forward-looking GAAP measures are not accessible to us, because among other reasons we cannot predict the future market prices of our common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                   Description

99.1                                Press Release dated February 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 17, 2011	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.                                         Description

99.1                                                      Press Release dated February 17, 2011